                                                                 EXHIBIT 10.25
                               AMENDMENT TO LEASE

This Amendment to Lease is entered into as of September 1, 1995 between Bayer Corporation, an Indiana corporation (formerly known as Miles, Inc.)("Landlord") and Diamond Animal Health, Inc., ("Tenant") an Iowa corporation.


                                   WITNESSETH


WHEREAS, Landlord and Tenant entered into that certain Lease dated as of December 31, 1993 (the "Lease") for certain property and improvements located in Des Moines, Polk County, Iowa, as more particularly described in the Lease (the "Demised Premises"); and


WHEREAS, the initial term of the Lease commenced January 1, 1994 and ends on December 31, 1998; and


WHEREAS, Tenant is granted the right to extend the term of the Lease for an additional term of five (5) years and for one (1) additional term of one (1) year, upon the terms and conditions set forth in the Lease; and


WHEREAS, Landlord has agreed to grant Tenant an additional option to extend the term of the Lease for a period of five (5) years upon the terms and conditions set forth herein; and


WHEREAS, Landlord and Tenant have agreed to amend the Lease to reflect the additional renewal option, among other matters.


NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.     TERM.

       a) Section 3.3 of the Lease is hereby deleted in its entirety and in its place substituted the following:

              SECTION 3.4 - CONDITIONAL EXTENDED TERM. Tenant shall have and is hereby granted the right, at its option, to extend the term of this Lease for one (1) additional term of one (1) year, commencing on January 1, 2009 and ending on December 31, 2009, subject to the following conditions:


              (1) Tenant shall notify Landlord, on or before December 31, 2005, that Tenant intends to construct a new plant for use in connection with Tenant's business; and


              (2) On or before September 30, 2008, Tenant notifies Landlord that it is not reasonably practicable for Tenant to occupy its new plant on or before December 31, 2008 because of Tenant's inability to obtain timely government regulatory approval of its new plant.


              The notices described in subsections (a) and (b) hereof shall be given in the manner set forth in Article 21 hereof. Such extension shall be upon the terms and conditions as for the second Extended Term described in Section 3.3, including the Basic Rent as provided in Section 4.2 hereof.


       b) Article 3 of the Lease is hereby amended by adding the following as new Section 3.3:

              SECTION 3.3 - SECOND EXTENDED TERM. Tenant shall have and is hereby granted the right, at its option, upon the expiration of the Extended Term described in Section 3.2, to extend the term of this Lease for a second additional term of five (5) years commencing January 1, 2004, provided such option is exercised in writing one hundred twenty (120) days prior to the end of the first Extended Term. The notice described in the preceding sentence shall be given in the manner set forth in Article 21 of the Lease. Such extension shall be upon the terms and conditions as for the original term and first Extended Term except that the Basic Rent shall be as provided in Section 4.2 hereof.


2.     RENT.

       Article 4 of the Lease is hereby amended by adding the following to the end of Section 4.2 thereof:

              During the extended terms of the Lease described in Sections 3.3 and 3.4 above, if any, Tenant shall pay to Landlord, as annual Basic Rent for the Demised Premises, without deduction, setoff, prior notice or demand, the annual sum of Two Hundred Thousand Dollars ($200,000), payable in monthly installments of Sixteen Thousand Six Hundred and Sixty-Seven Dollars ($16,667) each, commencing on January 1, 2004 and ending on December 31, 2008 if Tenant has not exercised the renewal option described in Section
              3.4 above, or commencing on January 1, 2004 and ending on December 31, 2009 if Tenant has exercised the Section 3.4 renewal option.

3.     USE.

       Section 5.3 the Lease is amended by adding the words "or 3.4" after the words "Section 3.2 or 3.3" in the twenty-sixth line of Section 5.3.


4.     MAINTENANCE AND REPAIRS

       Section 9.4 of the Lease is amended by adding the words "or 3.4" after the words "Section 3.2 or 3.3" in the last sentence of Section 9.4.


5.     DEFAULT.

       Section 17.1 of the Lease is amended by adding "; or" at the end of subsection (h) and adding the following to the end of Section 17.1:


              (i) Tenant shall be in default under the Promissory Note dated as of September 1, 1995 in the original principal amount of Four Hundred Thousand Dollars ($400,000) by Tenant in favor of Landlord, and such default shall not be cured or waived within the period of grace, if any, applicable thereto, and Landlord shall have given notice of acceleration thereto to Tenant.


6.     DEFINED TERMS.

       All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Lease. References in the Lease to the Manufacturing Agreement shall mean the Manufacturing Agreement as amended and extended from time to time.

7.     SUCCESSORS AND ASSIGNS.

       The terms, covenants, and conditions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and (in the case of Tenant, permitted) assigns.


8.     LEASE OTHERWISE UNCHANGED.

       Except as specifically set forth herein, the terms of the Lease are unchanged and in full force and effect. In the event of any conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall govern.


IN WITNESS WHEREOF, the parties have executed this Amendment to Lease to be effective as of the date first above written.



LANDLORD:                                 TENANT:

BAYER CORPORATION                         DIAMOND ANIMAL HEALTH, INC.
AGRICULTURE DIVISION
                                          BY: /s/ LOUIS VAN DAELE
BY: /s/ GARY R. ZIMMERMAN                     -------------------------------
   --------------------------------       TITLE: President
TITLE: Vice President New Business
        Development

DATE: 10/4/95                             DATE: 10/18/95

                                                               December 31, 1993

                                     LEASE


ARTICLE 1. PARTIES

This Lease is entered into as of the 31st day of December, 1993 between Miles Inc., an Indiana corporation ("Landlord"), and Diamond Animal Health, Inc., an Iowa corporation ("Tenant").

                                   WITNESSETH

ARTICLE 2. DEMISED PREMISES

SECTION 2.1 - DESCRIPTION.

Landlord hereby leases to Tenant, and Tenant hereby hires and takes from Landlord, that certain premises situated in Des Moines, Iowa, which is more particularly described in Exhibit A attached hereto and made a part hereof, together with all improvements located thereon (collectively, the "Demised Premises").

SECTION 2.2 - CONDITION.

Subject to Article 25 hereof, Tenant acknowledges that (a) Tenant has inspected the Demised Premises and accepts the same in its present "as is" condition, and
(b) no representations or warranties have been made by Landlord concerning the condition, repair, remodeling, alteration or improvement of the Demised Premises.

ARTICLE 3. TERM

SECTION 3.1 - INITIAL TERM.

The initial term of this Lease shall be for a period of five (5) years, beginning on the 1st day of January, 1994 and ending on the 31st day of December, 1998, unless sooner terminated as hereinafter provided.

SECTION 3.2- EXTENDED TERM.

Tenant shall have and is hereby granted the right, at its option, to extend the term of this Lease for one (1) additional term of five (5) years, provided such option is exercised in writing one hundred twenty (120) days prior to the end of the initial term hereof. The notice described in the preceding sentence shall be given in the manner set forth in Article 21 hereof. Such extension shall be upon the terms and conditions as for the original term except that the Basic Rent shall be as provided in Section 4.2 hereof.


SECTION 3.2 - CONDITIONAL EXTENDED TERM.

Tenant shall have and is hereby granted the right, at its option, to extend the term of this Lease for one (1) additional term of one (1) year, commencing on January 1, 2004 and ending December 31, 2004, subject to the following conditions:

       (a) Tenant shall notify Landlord, on or before December 31, 2000, that Tenant intends to construct a new plant for use in connection with Tenant's business; and

       (b) On or before September 30, 2003, Tenant notifies Landlord that it is not reasonably practicable for Tenant to occupy its new plant on or before December 31, 2003 because of Tenant's inability to obtain timely government regulatory approval of its new plant.

The notices described in subsections (a) and (b) hereof shall be given in the manner set forth in Article 21 hereof. Such extension shall be upon the terms and conditions as for the Extended Term, including the Basic Rent as provided in Section 4.2 hereof.

ARTICLE 4. RENT

SECTION 4.1 - BASIC RENT.

During the term set forth in Section 3.1 hereof, Tenant shall pay to Landlord, as basic annual rent ("Basic Rent") for the Demised Premises, without deduction, set-off, prior notice or demand, the sum of One Hundred Fifty Thousand Dollars ($150,000.00) payable in monthly installments of Twelve Thousand Five Hundred Dollars ($12,500.00) each, commencing on January 1, 1994 and ending on December 31, 1998. During the term of that certain Manufacturing and Supply Agreement of even date herewith (the "Manufacturing Agreement") entered into by and between Landlord, Tenant, Agrion Corporation ("Agrion") and Diamond Scientific Co. ("Diamond Scientific"), respectively, the Basic Rent reserved herein shall be paid by permitting Landlord to set off the amount of the monthly installments of Basic Rent against the monthly payment due from Landlord to Tenant under the Manufacturing Agreement.

SECTION 4.2 - BASIC RENT, EXTENDED TERM.

During the first extended term, if any, Tenant shall pay to Landlord, as Basic Rent for the Demised Premises, without deduction, setoff, prior notice or demand, the sum of One Hundred Seventy-Five Thousand Dollars ($175,000.00), payable in monthly installments of Fourteen Thousand Five Hundred Fifty-One and 67/100 Dollars ($14,551.67) each, commencing on January 1, 1999 and ending on December 31,2003.

SECTION 4.3 - ADDITIONAL RENT.

All other payments required to be made by Tenant to Landlord under this Lease shall be deemed to be additional rent hereunder ("Additional Rent"). The Basic Rent and Additional Rent are collectively referred to herein as "Rent." All Rent shall be payable at the address of Landlord set forth in the Section hereof which is entitled "Notices," or at such other place as Landlord may from time to time direct. Any payment of Rent not made when due after applicable cure periods shall bear interest from the due date thereof at a rate (the "Default Rate") equal to four (4) points above the prime rate for Chase Manhattan Bank, New York, New York. In addition, a late penalty of five percent (5%) of any delinquent payment of Rent shall also be charged if any such payment is more than five (5) days overdue.

SECTION 4.4- BASIC RENT TO BE NET.

Except as otherwise provided in this Lease, it is the intent of Tenant and Landlord that the Basic Rent shall be absolutely net to Landlord so that, during the term of the Lease, Tenant shall pay absolutely all items of cost and expense relating to the operation, use and ownership of the Demised Premises, and any portion thereof, to the extent that they are incurred during, or relate to, the period included with the term of this Lease, including, without limitation, all general and special real and personal property taxes and assessments, insurance premiums, payments under any service contracts, license and permit fees, maintenance, repair and replacement costs, costs of all utilities and the costs of all other services which are used in connection with operation, use or ownership of the Demised Premises, or any portion thereof; provided, however, that in no event shall Tenant be liable for any "Covered Claim" as set forth in Section 25.1(b).

ARTICLE 5. USE

SECTION 5.1 - AUTHORIZED.

The Demised Premises shall be used solely for the purposes of manufacturing biological and pharmaceutical care products and for no other purpose. Tenant may request a consent to change business use of the Demised Premises, which consent shall not be unreasonably withheld (it being understood that consent withheld due to Landlord's reasonable concern about impairment of the USDA status of the Demised Premises shall automatically be deemed to be reasonable for purposes of this Section).

SECTION 5.2 - LICENSES.

Tenant shall at its expense use its best efforts to obtain and shall at all times maintain, any and all licenses and permits which may be necessary for the use and operation of the Demised Premises, except in connection with the Covered Claims as set forth in Section 25.1(b).

SECTION 5.3 - LAWFUL USE.

Tenant shall not use the Demised Premises, or permit the same to be used, in whole or in part, for any unlawful purpose and shall comply with all laws, statutes, ordinances, regulations, or rules of any public authority, agency or organization applicable to the Demised Premises or the use thereof, including, but not limited to, those pertaining to zoning, environmental protection, hazardous substance, or OSHA. Except for Covered Claims as set forth in Section 25.1(b), Tenant shall promptly comply with all governmental orders and directives of every nature whatsoever pertaining to the Demised Premises, including, but not limited to, the correction, prevention and abatement of nuisances in, upon, or connected with the Demised Premises, all at Tenant's expense. Except for environmental problems caused by Tenant which are the responsibility of Tenant pursuant to Section 25.1(a), if (i) the costs of compliance in the aggregate as required by this Section for any calendar year exceeds $4,000.00 times the number of months or parts thereof remaining until the termination date of this Lease, and (ii) such compliance requirements are not required due to Tenant's failure to maintain the Demised Premises or any part thereof, then Tenant shall give Landlord written notice of the cost of compliance as otherwise required by this Section. Thereupon, Landlord shall pay the cost of compliance required by this Section (but in no event shall such cost in the aggregate for any calendar year exceed $8,000.00 times the number of months or parts thereof remaining until the termination date of this Lease), in which event the Basic Rent shall be increased by an amount equal to the cost of compliance required by this Section to accomplish such compliance, divided by the useful life of such assets as determined under Section 167 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, which amount shall be payable in equal monthly installments in the manner set forth in Article 4 hereof for the number of months or parts thereof remaining until the termination date of the then-effective Term, as and if extended. In the event that Tenant exercises its option to extend this Lease as provided in Section 3.2 or 3.3 hereof, the phrase "number of months or part thereof remaining until the termination date" as used in this Section shall be determined with reference to such extended term.

The provisions of this section shall not be applicable to European Unity compliance requirements. The parties must mutually agree before proceeding to satisfy such requirements and if they mutually agree to comply, they shall further agree as to how the cost of compliance shall be shared.

The costs of compliance required for the manufacture of goods pursuant to contract manufacturing agreements with purchasers other than Landlord shall be the responsibility of the Tenant.

ARTICLE 6. TAXES

SECTION 6.1 - PERSONAL PROPERTY, BUSINESS, ETC.

Landlord shall present to Tenant all official bills for taxes attributable to fixtures, equipment, inventory and all other personal property owned by Tenant, as well as for all local business taxes, licenses, fees, and other charges or assessments related to, or the result of, Tenant's property or business being located or conducted on the Demised Premises, Tenant shall pay to Landlord the amount of each such bill, or each installment thereof as reflected on such bill, at least fifteen (15) days prior to the date upon which such installment becomes delinquent.

SECTION 6.2 - REAL PROPERTY.

Landlord shall present to Tenant all official bills for all real estate taxes and assessments imposed, charged or levied upon the Demised Premises during or related to the term of this Lease, and Tenant shall pay to Landlord the amount of each such bill, or each installment thereof as reflected on such bill, at least fifteen (15) days prior to the date upon which such installment becomes delinquent.

SECTION 6.3 - ACCRUED TAXES ON COMMENCEMENT OF LEASE.

The Tenant agrees to be responsible for all applicable Personal and Real Property Taxes that accrue during the term of this Lease, regardless of when such taxes are payable.

ARTICLE 7. INSURANCE

SECTION 7.1 - LIABILITY INSURANCE.

Tenant shall procure and maintain, throughout the term of this Lease, a policy or policies of insurance at the Tenant's expense, insuring both Landlord and Tenant against all claims, demands, or actions arising out of, or in connection with, Tenant's use or occupancy of the Demised Premises, or from the condition of said Demised Premises. The liability limits of such policy or policies shall be in an amount not less than $1,000,000.00 in respect of injuries to or death of any one person, and in an amount of not less than $2,000,000.00 in respect of any one accident or disaster, and in an amount of not less than $100,000.00 in respect of property damaged or destroyed, all of such liability insurance to be written by insurers of recognized responsibility which are authorized to do business in the State of Iowa. Such policies (or duly executed certificates as to such policies) shall be promptly delivered to Landlord, and renewals thereof, as required, shall be delivered to Landlord, at least ten (10) days prior to the expiration of the respective policy terms.

SECTION 7.2 - CASUALTY INSURANCE.

Tenant shall procure and maintain, throughout the term of this Lease, at Tenant's expense, casualty insurance insuring the Demised Premises against all loss or damage by fire, vandalism, malicious mischief and all other hazards, risks and perils in respect of which extended coverage and "all risk" insurance is available, in an amount sufficient to prevent Tenant from becoming a co-insurer under the applicable policy or policies and in any event in an amount not less than Five Million Dollars ($5,000,000.00) of the improvements, exclusive of foundations. Such insurance shall include coverage which will enable Tenant to pay the rent due hereunder (which shall not abate) in the event of any such casualty.

SECTION 7.3 - POLICIES.

The policies required by Sections 7.1 and 7.2 shall be with companies and in a form satisfactory to Landlord and shall name Tenant and Landlord as insureds thereunder. A certificate as to such insurance shall be presented to Landlord upon Tenant's signing of this Lease. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly or coverage to the Demised Premises, and to Tenant as required by this Lease. A written obligation on the part of any such insurance company to notify Landlord in writing of any delinquency in premiums at least ten (10) days prior to any cancellation of such policy shall also be presented to Landlord upon Tenant's signing of this Lease.

SECTION 7.4- WAIVER OF SUBROGATION.

Landlord and Tenant each hereby waive any and all right that they may have to recover damages from the other for any loss incurred by them by reason of any act or omission of the other, but only to the extent that the waiving party is actually compensated therefor by insurance; provided that, this waiver shall be effective only with respect to loss or damage occurring during such time as the waiving party's coverage under the appropriate policy of insurance is not adversely affected by this waiver. If, in order to avoid such adverse effect, an endorsement must be added to any such insurance policy, Landlord and Tenant each shall in good faith endeavor to cause such an endorsement to be added and thereafter maintained through the term of this Lease.

ARTICLE 8. UTILITIES

SECTION 8.1 - PAYMENT BY TENANT.

Tenant, during the term of this Lease shall pay, when due, charges payable with respect to all gas, heat, electricity, telephone, water, sewage, air conditioning, ventilation, power, and fuel which may be furnished to or used in and about the Demised Premises, or in connection therewith.

SECTION 8.2 - INTERRUPTION.

Landlord shall not be liable to Tenant in damages or otherwise for any interruptions in service of gas, heat, electricity, telephone, water, sewage, air conditioning, ventilation, power, or fuel resulting from any cause whatsoever.

ARTICLE 9. MAINTENANCE AND REPAIRS

SECTION 9.1 - CONDITION ON COMMENCEMENT.

By accepting occupancy, Tenant shall be deemed to have agreed that the Demised Premises are in a clean and sanitary condition and good state of repair, and in a condition suitable for the use authorized under this Lease.

SECTION 9.2 - LANDLORD'S REPAIRS.

Landlord shall not be obligated to make, or pay for, any repairs, replacements or improvements to the Demised Premises. Landlord shall not be liable for any damage done or occasioned by or from electrical systems, the heating and/or air conditioning systems, and the plumbing and sewer system in, above, upon, or about the Demised Premises, nor for damages occasioned by water, snow, or ice upon or coming through the roof, walls, windows, doors, or otherwise.

SECTION 9.3 - TENANT'S REPAIRS.

Tenant, at its expense, shall maintain, repair and re p lace the interior, exterior, landscaping, systems, fixtures and all other parts of the Demised Premises so that they are, at all times, in a state of good condition and repair.

SECTION 9.4- LIMITATIONS.

If structural repairs or repairs to systems such as heating, electrical, air conditioning or plumbing, are necessary to enable Tenant to use the Demised Premises, and (i) the cost of such repairs in aggregate, as required by this Section for any calendar year, exceeds an amount equal to $4,000.00 times the number of months or parts thereof remaining until termination date and (ii) such repairs are not required due to Tenant's failure to maintain the Demised Premises or any part thereof, then Tenant shall give Landlord written notice of the cost of repair as otherwise required by this Section. Thereupon, Landlord shall pay the cost of repair required by this Section (but in no event shall such cost in aggregate for any calendar year exceed $8,000.00 times the number of months or parts thereof remaining until the termination date of this Lease), in which event the Basic Rent shall be increased by an amount equal to the cost of repairs required by this Section divided by the useful life of such assets as determined under Section 167 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, which amount shall be payable m equal monthly installments in the manner set forth in Article 4 hereof for the number of months or parts thereof remaining until the termination date of the then-effective Term, as and if extended. In the event that Tenant exercise its option to extend this Lease as provided in Section 3.2 or 3.3 hereof, the phrase "number of months or parts thereof remaining until the termination date" as used in this Section shall be determined with reference to such extended term.

SECTION 9.5 - ALTERATIONS.

Tenant shall make no material alterations, additions, or improvements to the Demised Premises without the written consent of the Landlord, which consent shall not be unreasonably withheld. Tenant shall not be required to obtain Landlord's consent to make any alterations, additions or improvement to the Demised Premises that are required by regulatory agencies in connection with Tenant's manufacture of biological and pharmaceutical care products, but Tenant shall give Landlord sufficient prior notice of such alterations, additions, or improvements to permit Landlord to make any regulatory notifications as may be required by law. All alterations, additions or improvements made with Landlord's written consent shall comply with all applicable governmental laws, ordinances, regulations, and other requirements. Tenant shall keep the Demised Premises free and clear of any liens or encumbrances arising out of any work performed, material furnished, or obligations incurred by or through Tenant. Any personal property, equipment, inventory, trade fixtures, appliances, and any other property customarily used by and paid for by Tenant in its business operations conducted on the Demised Premises, shall remain the property of Tenant, and may be installed or removed by Tenant at any time during the term of this Lease; provided, however, that Tenant, at the time of such removal, shall repair, at its expense, any damage to the Demised Premises caused by such removal. Upon the expiration or termination of this Lease, Tenant shall remove all of the aforesaid property and shall repair, at its expense, any damage to the Demised Premises occasioned by such removal. Any other improvements of a permanent nature made to the Demised Premises, such as lighting, partitioning, and alterations to the facilities or systems, which at any time form a part of the Demised Premises, shall become a part thereof, and be surrendered therewith by Tenant upon the termination or expiration of this Lease, unless the Landlord shall require Tenant to remove any such improvements and/or alterations by giving Tenant ten (10) days written notice thereof prior to the expiration or termination date of this Lease in which event, Tenant, at its expense, shall promptly remove same and repair any damage, to the Demised Premises occasioned by such removal. The fixtures described hereto in Schedule 9.5 shall be the property of the Tenant.

ARTICLE 10. INSPECTION

Landlord and its agents and employees shall have the right, at any reasonable time, to enter upon the Demised Premises for the purpose of inspecting, serving or posting notices, showing to a prospective lender, purchaser or tenant, or making any changes or era ons or repairs which the Landlord shall deem necessary for the protection or preservation of the Demised Premises, or for any other lawful purpose. For purposes of the immediately p receding sentence, the term "reasonable time," shall mean during Tenant's regular business hours and with at least twenty-four (24) hours' advance oral notice, except in the case of an emergency, in which event no time or notice restrictions shall apply. At any time after one hundred twenty (120) days prior to the expiration of the term of this Lease, Landlord may place on the Demised Premises any "For Lease" and/or "For Sale" signs which Landlord reasonably deems appropriate.

ARTICLE 11. ASSIGNMENT AND SUBLETTING

Tenant shall not voluntarily or by operation of law, assign this Lease, or any rights hereunder, nor sublet the Demised Premises, or any part thereof, without the prior written. consent of Landlord which consent shall not be unreasonably withheld; provided, that Tenant may assign this Lease, or any rights hereunder, or sublet the Demised Premises, or any part thereof, to any affiliate of Tenant. Any such assignment or subletting which is made without obtaining the written consent of Landlord, shall be void, and at the option of Landlord, shall terminate this Lease.

ARTICLE 12. INDEMNIFICATION

SECTION 12.1 - TENANT'S OBLIGATION.

Tenant shall hold harmless, indemnify and defend Landlord and its agents and employees against all claims, demands and actions for loss, liability, damage, cost and expense (including attorneys' fees) resulting from injury or death to any person and/or damage to property caused by the act or omission of any person, except Landlord or its agents or employees, while in, upon, or connected in any way with the Demised Premises during the term of this Lease or any occupancy hereunder. Tenant's obligation to indemnify Landlord hereunder is independent of, in addition to and subject to Landlord's obligations as set forth in Article 25 hereof.

SECTION 12.2 - LANDLORD'S OBLIGATION.

Landlord shall hold harmless, indemnify and defend Tenant and its agents and employees against all claims, demands and actions for loss, liability, damage, cost and expense (including attorneys' fees) resulting from injury or death to any person and/or damage to property caused by the act or omission of Landlord or its agents or employees while in, upon, or connected in any way with the Demised Premises during the term of this Lease or any occupancy hereunder. Landlord's obligation to indemnify Tenant hereunder is independent of, in addition to and subject to Landlord's obligations as set forth in Article 25 hereof.

ARTICLE 13. LOSS BY FIRE AND OTHER CASUALTY

If the Demised Premises or any part thereof are damaged by fire or other casualty of any type, the Tenant will give prompt written notice thereof to the Landlord. All proceeds payable under any insurance of the Demised Premises should be paid to the Landlord. In the case the building located upon the Premises is materially damaged by fire or any other casualty to the extent that substantial alteration or reconstruction of the building is required and the manufacture of pharmaceuticals or biologicals upon the Demised Premises is materially impaired by such fire or other casualty, the Landlord or Tenant may, at its option, terminate this Lease by notifying the other in writing of such termination within sixty (60) days after the date the Landlord received notice of such damage. If this Lease is not terminated, Landlord will within sixty (60) days after the date the Landlord receives notice of the damage commence repair and restoration of the building to the extent insurance proceeds are available for such. Landlord will restore the Demised Premises within one hundred eighty
(180) days thereafter to substantially the same condition in which the Demised Premises were immediately prior to the happening of the casualty to the extent insurance proceeds are available for such. Notwithstanding anything to the contrary contained herein, Landlord is not required to rebuild, repair, or replace any part of the Tenant's furniture or furnishing or fixtures and equipment removal by Tenant under the provisions of this Lease.

ARTICLE 14. CONDEMNATION

SECTION 14.1 - TOTAL TAKING.

If the whole or any Substantial Part of the Demised Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall terminate and the Basic Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Demised Premises shall occur. For purposes of this Lease, the term "Substantial Part" means any portion of the Demised Premises which, if taken, would materially impair Tenant's ability to manufacture pharmaceuticals or biologicals upon the Demised Premises.

SECTION 14.2 - PARTIAL TAKING.

If less than a Substantial Part of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the Basic Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such an extent as may be fair and reasonable under all of the circumstances.

SECTION 14.3 - AWARD OR PAYMENT.

If any such taking or private purchase in lieu thereof occurs, any award or payment therefor shall be the property of the Lindlord, whether such award or payment shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to pursue its own claim and receive an award for loss or damage to its trade fixtures and removal of personal property, loss or damage attributable to the interruption of its business and loss or damage resulting from the relocation of its business.

ARTICLE 15. HOLDING OVER

If Tenant holds over the Demised Premises or any part thereof, after the termination or expiration of this Lease, such holding over shall constitute and be construed as a tenancy from month-to-month only and, except for the term thereof, shall be on the same terms and conditions specified herein so far as applicable; provided, however, that the Basic Rent shall be one hundred fifty percent (150%) the amount of the Basic Rent for the month of this Lease which immediately preceded such termination or expiration. None of the provisions contained in this Section shall be construed as Landlord's permission for Tenant to hold over.

ARTICLE 16. QUIET ENJOYMENT

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing all of its other covenants and agreements set forth in this Lease, shall peaceably and quietly have, hold and enjoy the Demised Premises, for the term hereof, without hindrance or molestation from Landlord, subject, however, to the terms and provisions of this Lease and the following matters (collectively, the "Permitted Encumbrances"): (a) all laws and ordinances, including, without limitation, all zoning and building code ordinances and all other as governmental regulations which now or hereafter relate to the Demised Premises; (b) all easements, restrictions and other matters of record as of the date hereof; (c) any easements, restrictions or other matters of record filed after the date hereof, unless such matter is caused or created by Lindlord and has a material adverse impact on the value of or use of the Demised Premises;
(d) any matter caused or created by Tenant; and (e) as permitted by Section
25.3.

ARTICLE 17. DEFAULT

SECTION 17.1 - EVENTS OF DEFAULT.

The following events shall be deemed to be events of default (each an "Event of Default") by Tenant under this Lease:

       (a) Tenant shall fail to pay any payment of any Rent when due, and such failure shall continue for a period of ten (10)days following notice by Landlord to Tenant,

       (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors,

       (c) Tenant shall file, or have filed against it, any petition, answer or consent seeking or allowing to be entered against it, an order for relief (or any similar remedy) under any provision of any bankruptcy or creditors, rights laws, or consent to the institution of any proceedings thereunder,

       (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such appointment shall not have been vacated within forty-five (45) days thereafter,

       (e) Tenant shall abandon or vacate all of the Demised Premises for thirty (30) or more consecutive days,

       (f) Tenant shall fail to comply with any term, provision or covenant in this Lease (other than any one of the foregoing which is addressed in this Section 17.1), and shall not cure such default within thirty (30) days after written notice thereof to Tenant; provided, such 30-day period shall be extended if Tenant diligently and continuously pursues the cure of such default, but not longer than an additional thirty (30) days,

       (g) Diamond Scientific shall have breached the non-competition agreement set forth in Section 2.5 of the Manufacturing Agreement in any material respect and the breach shall not be cured or waived within the period of grace applicable thereto, or

       (h) Tenant shall be in default under the Promissory Note referred to in Section 5.05 of that certain Stock Purchase Agreement dated as of December 31, 1993 between

       Landlord, as Seller, and Tenant, as Purchaser (the "Stock Purchase Agreement") relating to the purchase of the Inventory (as defined therein), such default shall not be cured or waived within the period of grace, if any, applicable thereto, and Landlord shall have given notice of acceleration thereof to Diamond Scientific.

ARTICLE 18. REMEDIES

SECTION 18.1 - SPECIAL REMEDIES.

Upon the occurrence of any Event of Default, Landlord (in addition to any other remedy it may have) shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

       (a) Re-entry. Enter the Demised Premises, or any part thereof, either with or without process of law, and expel Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or may, from time to time, without terminating this Lease and as agent of Tenant, relet the Demised Premises, or any part thereof, for such term or terms (which may be for a term less than or extending beyond the term hereof) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Demised Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any such re-entry and/or dispossession, by summary proceedings or otherwise, all Rent shall become immediately due thereupon and be paid up to the time of such reentry or dispossession, together with suchexpenses as Landlord may reasonably incur for attorneys fees, advertising expenses, brokerage fees and/or putting the Demised Premises in good order or preparing the same for re-rental, together with interest thereon at the Default Rate, accruing from the date of any such expenditure by Landlord.

       (b) Reletting. At the option of the Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Lindlord, other than Basic Rent due hereunder; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration, alterations and changes in the Demised Premises; third, to the payment of any Rent due and to become due hereunder, and if after so applying said Rents there is any deficiency in the Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. Landlord shall not be liable for failure to relet if Landlord has diligently and continuously attempted to relet the same; and in no event shall Tenant be entitled to receive any excess of net Rents collected over sums payable by Tenant to Landlord hereunder. No such re-entry or taking possession of the Demised Premises shall be construed as an election on Lindlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination on, Landlord may at any time thereafter elect to terminate this Lease. If Landlord at any time terminates this Lease by reason of any Event of Default, then, in addition to any other remedy it may have, Landlord may recover from Tenant the present value of the amount of Rent reserved in this Lease for the balance of the term, over the then fair market rental value of the Demised Premises for the same period, plus all court costs and attorneys fees incurred by Landlord in the collection of the same.

SECTION 18.2- LANDLORD'S RIGHT TO PERFORM.

If Tenant shall at any time fail or refuse to perform any of its covenants or obligations hereunder, then Lindlord shall have the right, but shall not be obligated, upon three (3) days' prior notice to Tenant, to p erform such covenant or obligation without waiving or releasing Tenant from any liability therefor. All sums paid, advanced or expended by Landlord pursuant to this Section shall be Rent and shall be repaid to Landlord by Tenant on demand, together with interest thereon at a rate equal to the Default Rate.

SECTION 18.3 - OTHER PROVISIONS.

Pursuit of any of the remedies enumerated in this Lease shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law, nor shall pursuit of any other remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder, or any damages accruing to Landlord by reason of violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained herein. Landlord's acceptance of the payment of rental or other payments hereunder, after the occurrence of an event of default, shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. If, on account of any breach or default by Tenant, and Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees. The receipt by Landlord of any Rent with knowledge of the breach of any covenant or other provision contained in this Lease shall not be deemed nor construed to constitute a waiver of such breach or as a waiver of any other violation or breach of any of the terms, provisions and covenants contained herein.

ARTICLE 19. TAXES AND INSURANCE PREMIUMS

Within thirty (30) days after the due date thereof, Landlord shall provide Tenant with evidence of payment of all real estate taxes and assessments, and Tenant shall provide Landlord with evidence of payment of all premiums for the insurance required to be carried by Tenant hereunder.

ARTICLE 20. ESTOPPEL CERTIFICATE

Upon request by Landlord, Tenant will promptly execute an instrument certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect, as modified) and the dates to which the Rent has been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and, if so, specifying each such default. Such statement shall address such other issues as Landlord shall reasonably request. It is intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or mortgagee of the Demised Premises, or any portion thereof, and any prospective assignee of such purchaser or mortgagee.

ARTICLE 21. NOTICE

Any notices or demands required to be given herein or desired to be given by either party to the other shall be in writing and shall be either personally delivered, sent by nationally recognized overnight courier, or mailed through the United States Postal Service by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following addresses:

If to Landlord, to:

       Miles Inc.
       ATTN:  Gary Zimmerman
       Box 390
       Shawnee Mission, Kansas 66201-0390

       with a copy to:

       Clark A. Ridpath
       Director, Legal Services
       Miles Inc.
       8400 Hawthorn Road
       P.O. Box 4913
       Kansas City, Missouri 64120-0013


If to Tenant, to:

       Louis Van Daele
       Diamond Animal Health, Inc.
       2538 S.E. 43rd Street
       Des Moines, Iowa 50317


       with a copy to:

       Steven E. Zumbach, Esq.
       2000 Financial Center
       Des Moines, Iowa 50309

or such other address as any entity named above designates to the others in writing as aforesaid. Any notice given in a manner set forth above shall be deemed effective as follows: (a) if personally delivered, the notice shall be effective on the date delivered, (b) if sent by nationally recognized overnight courier, the notice shall be effective one (1) business day after it is sent, and (c) if mailed through the United States Postal Service by registered or certified mail, postage prepaid, return receipt requested, the notice shall be effective three (3) business days after the date of deposit with the United States Postal Service.

ARTICLE 22. WAIVER

No covenant, term or condition or breach of this Lease shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition as to the rent payment accepted.

ARTICLE 23. MISCELLANEOUS

SECTION 23.1 - CAPTIONS.

The captions of the sections contained in this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

SECTION 23.2 - SUCCESSORS AND ASSIGNS.

All of the terms, covenants and conditions of this Lease shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, executors, administrators, successors and assigns, except that nothing in this provision shall be deemed to permit any assignment, subletting or use of the Demised Premises, by Tenant, other than as provided for herein.

SECTION 23.3 - APPLICABLE LAW.

This Lease shall be governed and interpreted solely by the laws of the State of Iowa then in force. Each number, singular or plural, as used in this Lease, shall include all numbers, and each gender shall be deemed to include all genders.


SECTION 23.4 - TIME OF THE ESSENCE.

Time is of the essence of this Lease and each and every provision hereof.

SECTION 23.5 - NO REAL ESTATE BROKERS.

Each of the parties hereto represents and warrants to the other than such party has not dealt with any real estate broker, real estate agent or finder in connection with this transaction, and each of the parties hereto agrees to indemnify and save the other harmless from any loss, cost or expense incurred in connection with any claim for any real estate commission or fee which may arise by reason of the actions of such party.

ARTICLE 24. RECORDING

This Lease shall not be recorded but, in lieu thereof, either Landlord or Tenant may record a memorandum hereof if and as permitted by Iowa law.

ARTICLE 25. HAZARDOUS WASTE AND ENVIRONMENTAL ISSUES

SECTION 25.1 - TENANT'S AND LANDLORD'S HOLD HARMLESS AND INDEMNITY.

       (a) Tenant shall hold harmless and indemnify Landlord from any and all claims, agency actions, demands, causes of action, damages, losses, costs, expenses, attorney fees, expert and consultant fees, lawsuits, penalties, fines, charges, response or remediation costs threatened, sought or imposed by parties, entities or governmental agencies, other than Landlord or Tenant, including but not limited to, injury to or death of any person or persons and damage to or destruction of any property (hereafter collectively referred to as "Covered Claims") which arise out of or in any manner are directly or indirectly connected with any environmental contamination or environmental noncompliance. Tenant's hold harmless and indemnification to Landlord shall apply only to Covered Claims caused by the acts, events, omissions, or operations of the Demised Premises by Tenant, its successors, assigns, employees, contractors or subtenants during the term of this lease.

       (b) Landlord shall hold harmless and indemnify Tenant from Covered Claims which arise out of or in any manner are directly or indirectly connected with any environmental contamination or environmental noncompliance other than the acts, events, omissions, or operations of the Demised Premises by Tenant, its successors, assigns, employees, contractors or subtenants during the term of this Lease. Landlord's hold harmless and indemnification to Tenant shall include, but not be limited to, all Covered Claims which are or were caused by acts, events, omissions or operation that occurred prior to the Lease Term and the migration or transportation (such as by flooding) of hazardous substances from off-site onto the Demised Premises at any time prior to or during the Lease Term.

       (c) Notwithstanding any other provision contained herein, these hold harmless and indemnification provisions shall continue after termination of the Lease and shall have no limit as to dollar amount. In defending any Covered Claims, the parties do not waive any applicable statute of limitations.

       (d) The rights, duties and obligations of the hold harmless provisions contained herein are personal to Landlord (or its Affiliates) and Tenant (or its Affiliates) and cannot be sold, given or otherwise transferred to any other person or entity.

SECTION 25.2 - THIRD PARTY ASSERTIONS.

       (a) Tenant releases any and all claims or causes of action which it may have against Landlord for interference with business operations arising from any environmental activity undertaken on the Demised Premises. Tenant and Landlord understand and agree that Tenant reserves all rights, claims or causes of action which Tenant has or might have against any party other than Landlord (including but not limited to Williams Pipeline Company) for interference with business operations or any other claim arising from such environmental activity. In the event Tenant commences or asserts any claim or cause of action regarding interference with business operations arising from any environmental activity undertaken on the Demised Premises, Landlord agrees to reasonably cooperate with Tenant in such assertion of claim or litigation including, but not limited to, allowing access to any necessary documents and employees of Landlord.

       (b) In the event Landlord commences or asserts any claim or cause of action arising from any environmental concern on the Demised Premises, Tenant agrees to reasonably cooperate with Landlord in such assertion of claim or litigation, including but not limited to, allowing access to any necessary documents and employees of Tenant.

SECTION 25.3 - ACCESS AGREEMENT.

Tenant agrees to grant all reasonable access to the Demised Premises to allow Landlord (or other party authorized by Landlord) to undertake any and all environmental activity. Landlord shall restore the property to its condition prior to any activity undertaken by Landlord to the extent reasonably practicable.

SECTION 25.4 - RENT ABATEMENT.

In the event that it becomes necessary for any person or entity to conduct environmental activity which thereby causes a reduction in production by Tenant, the rent shall abate in proportion to the Tenant's reduction in production.

SECTION 25.5 - NOTIFICATION.

Tenant shall promptly supply Landlord with a copy of any written notice from any federal, state, or local government unit or agency or other person which:
(i) contains any allegation of violation of any governmental law, regulation, or ordinance relating to the Demised Premises; or (li) creates a Covered Claim under Section 25.1.

SECTION 25.6 - ENVIRONMENTAL PERMITS.

Tenant represents and warrants to Landlord that: (i) Tenant has obtained all necessary federal, state and local environmental permits necessary for the conduct any of its business or the use of Demised Premises in the business;
(ii) Tenant knows of no threatened civil, criminal or administrative proceedings against it relating to the use of the Demised Premises; (iii) Tenant will engage in no on-site disposal, either above or below ground, of any hazardous wastes, hazardous substances, contaminants, pollutants or solid waste, as defined by local, state or federal law, on the Demised Premises; and
(iv) Tenant shall conduct all activities in full compliance with applicable federal, state and local laws and regulations, including those relating to solid and hazardous waste, and Tenant shall not cause, directly or indirectly, any environmental contamination or pollution upon the Demised Premises. Any spill or release of hazardous wastes, hazardous substances, contaminants, pollutants or solid waste, as defined by local, state or federal law, shall be responded to by Tenant as required by law or the Iowa Department of Natural Resources or the United States Environmental Protection Agency (or their successors). Tenant and Landlord agree that compliance with the Iowa Department of Natural Resources or the United States Environmental Protection Agency (or their successors) directives, if any, shall constitute compliance with Tenant's obligations under this provision. Tenant shall promptly notify Landlord of any such release or spill and provide Landlord with any correspondence between Tenant and the Iowa Department of Natural Resources or the United States Environmental Protection Agency, or their successors.

IN WITNESS WHEREOF, this Lease has been executed as of the day and year set forth above.


                                  MILES INC.

                                         By: /s/ HERMANN R. WERNER
                                            -------------------------------
                                            Name: Hermann R Werner
                                                 --------------------------
                                            Title: Executive Vice President
                                                  -------------------------

                                                     LANDLORD


                                         DIAMOND ANIMAL HEALTH, Inc.


                                         By:/s/ LOUIS G. VAN DAELE
                                            -------------------------------
                                            Name: Louis G. Van Daele
                                                 --------------------------
                                            Title:  President
                                                  -------------------------

                                                      TENANT

                              EXHIBIT "A" TO LEASE

                                 PLANT PROPERTY


All of the Northeast 1/4 of the Southwest 1/4 of Section 17, Township 78 North, Range 23 West of the Fifth Principal Meridian lying North and East of the Chicago, Burlington & Quincy Railroad (formerly known as Des Moines & Knoxville Railway and sometimes erroneously described as the Des Moines & Kansas City Railway) now included in and forming a part of the City of Des Moines, Polk County, Iowa, except the following:

The South 208 3/4 feet of the East 434 feet of said Northeast 1/4 of the Southwest 1/4 of Section 17, Township 78 North, Range 23, West of the Fifth Principal Meridian, Polk County, Iowa;

A strip of ground 30 feet in width lying Northerly from and adjacent to the Northerly line of the 100 foot right-of-way of the Chicago, Burlington & Quincy Railroad Company in the South 17 acres (except street) of the Northeast 1/4 of the Southwest 1/4 of Section 17, Township 78 North, Range 23, West of the Fifth Principal Meridian, Polk County, Iowa;

A rectangular piece of the Northeast 1/4 of the Southwest 1/4 of Section 17, Township 78 North, Range 23 West of the Fifth Principal Meridian, Polk County, Iowa, lying within the following described lines: Beginning at a point on the West line of said Northeast 1/4 of said Southwest 1/4 of said Section 17 which is 120 feet North of the Northerly line of the 100 foot right-of-way of the Chicago, Burlington & Quincy Railroad Company; thence South along said West line of said Northeast 1/4 of said Southwest 1/4 of said Section 17, a distance of 120 feet to the Northerly line of said railroad right-of-way; thence Easterly at right angles to said west line of said Northwest 1/4 of said Southwest 1/4 of said Section 17, a distance of 80 feet; thence North on a line 80 feet East of and parallel with the west line of said Northeast 1/4 of said Southwest 1/4 of said Section 17, a distance of 120 feet; thence Westerly in a straight line a distance of 80 feet to the point of beginning.

Subject to existing highway and recorded easements.